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                                                                    EXHIBIT 21.1

     The following is a list of the subsidiaries of each of the Registrants. Unless otherwise noted, each listed company is wholly owned, either directly or indirectly, by Petersen Holdings, L.L.C.

List of Subsidiaries
--------------------

PETERSEN HOLDINGS, L.L.C.

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
                                           STATE OR OTHER
                                           JURISDICTION OF
                                           INCORPORATION OR               NAMES UNDER WHICH SUCH
   NAME OF SUBSIDIARY                        ORGANIZATION                SUBSIDIARY DOES BUSINESS
-------------------------------------     -------------------       ------------------------------------
Petersen Publishing Company, L.L.C.(1)         Delaware             Petersen Publishing Company, L.L.C.
Petersen Capital Corp.                         Delaware             Petersen Capital Corp.


(1) Petersen Publishing Company, L.L.C.'s equity securities are 99.9% owned by Petersen Holdings, L.L.C.
    and 0.1% by BrightView Communications Group, Inc.



PETERSON PUBLISHING COMPANY, L.L.C.



                               STATE OR OTHER JURISDICTION
                                  OF INCORPORATION OR                NAMES UNDER WHICH SUCH
   NAME OF SUBSIDIARY                ORGANIZATION                    SUBSIDIARY DOES BUSINESS
-------------------------    ---------------------------------   ---------------------------------
 Petersen Capital Corp.                Delaware                        Petersen Capital Corp.



PETERSEN CAPITAL CORP.


                               STATE OR OTHER JURISDICTION
                                    OF INCORPORATION OR               NAMES UNDER WHICH SUCH
  NAME OF SUBSIDIARY                    ORGANIZATION                   SUBSIDIARY DOES BUSINESS
-------------------------     --------------------------------    ----------------------------------
       None.
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